UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2014

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Amy R. Doberman

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 15, 2014, ProShares on behalf of ProShares Trust II issued a press release announcing that the London Silver Fix (the benchmark for the ProShares Silver ETFs) will be renamed the London Silver Price in conjunction with updates to the calculation of the benchmark.

The London Silver Price will continue to be set at 12:00 GMT each day, and be tradable and expressed in U.S. dollars per troy ounce.

In May 2014, the company that ran the London Silver Fix announced that as of August 14, 2014, it would no longer calculate the price of silver for the London Bullion Market Association (“LBMA”). The LBMA selected the CME Group and Thomson Reuters to calculate the price. This change will have no impact on the management or operation of ProShares Ultra Silver (AGQ) and ProShares UltraShort Silver (ZSL).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer